UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-A
_____________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HXT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-2188353
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

Hongchong Building, No 5, 27th Floor, Shenzhen, Guangzhou, China 518002
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None.

If this form relates to the                                                                           If this form relates to the
registration of a class of securities                                                           registration of a class of securities
pursuant to Section 12(b) of the                                                                pursuant to Section 12(g) of the
Exchange Act and is effective                                                                    Exchange Act and is effective
pursuant to General Instruction                                                                  pursuant to General Instruction
A.(c), please check the following                                                              A.(d), please check the following
box.  0                                                                                                          box.  ☒

Securities Act registration statement file number to which this form relates:  ________________

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1                                                                           Description of Registrant’s Securities to be Registered.

HXT Holdings, Inc. is authorized to issue 60,000,000 shares of common stock, par value .001 per share. Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders.  There is no cumulative voting in the election of directors.  Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities.  The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments.  There are no redemption or sinking fund provisions applicable to the Common Stock.

Item 2.                                                                           Exhibits

3-a           Certificate of Incorporation
3-a(1)      Certificate of Amendment of Certificate of Incorporation dated August 16, 2006
3-b           Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 2010                                                                                     HXT HOLDINGS, INC.

By: /s/ Yuanqing Li
       Yuanqing Li
                      Chief Executive Officer